EXHIBIT 99.1

(PREFORMED LINE PRODUCTS LOGO)

For immediate release	Eric R. Graef
October 28, 2004	Preformed Line Products
(440) 473-9249

PREFORMED LINE PRODUCTS ANNOUNCES SIGNIFICANTLY IMPROVED
FINANCIAL RESULTS FOR THE THIRD QUARTER AND
FIRST NINE MONTHS OF 2004

Cleveland, Ohio, October 28, 2004 – Preformed Line Products Company (Nasdaq: PLPC) today reported financial results for the third quarter and the first nine months of 2004.

Consolidated earnings for the third quarter ended September 30, 2004 were $5,496,000, or $.96 per share, compared to a net loss for the comparable period in 2003 of $510,000, or negative $.09 per share. Earnings in the third quarter of 2004 included a net gain of $1,659,000 or $.29 per share on the sale of the Company’s 49% interest in a Japanese joint venture. The loss in the third quarter of 2003 included a non-recurring charge of $1,651,000 or $.29 per share for tax expense related to the undistributed earnings of the Company’s Japanese joint ventures. Excluding the non-recurring items for the Japanese joint ventures, earnings were $.67 per share for the third quarter of 2004 compared to $.20 per share in 2003, a 235% increase. Earnings for the third quarter of 2004 increased as a result of higher shipment volume, the positive currency effects of a weak U.S. dollar and favorable price/mix, partially offset by higher costs and expenses.

Consolidated sales for the quarter of $49,065,000 were 24% higher than sales of $39,473,000 in the third quarter of 2003.

For the first nine months of 2004, consolidated earnings were $9,231,000, or $1.61 per share, compared to earnings of $1,407,000, or $.24 per share, for the first nine months of 2003. Excluding the non-recurring items related to the Japanese joint ventures, earnings were $1.32 per share in 2004, which represented an increase of 149% over earnings of $.53 per share in 2003.

Consolidated sales were $134,479,000 for the first nine months of 2004 compared with $114,654,000 for the first nine months of 2003. This 17% increase in sales was a result of higher shipment volume, the positive currency effects of the weak U.S. dollar and favorable price/mix.

PAGE 2 / PLP ANNOUNCES THIRD QUARTER RESULTS

Rob Ruhlman, Chief Executive Officer said, “I am thrilled with the outstanding earnings increase and encouraged by improving business conditions. This was the fifth consecutive quarter of earnings growth. These earnings are being driven by double-digit sales growth over the previous year, particularly in the domestic market. Our expense structure has been critically assessed during the past several years resulting in relatively stable levels of expenditures after considering the impact of fluctuations in foreign currency. Consequently, we were able to leverage our higher sales volume into substantially higher earnings. I continue to be concerned about the rising cost of raw material - specifically, steel and petroleum based materials. Our margins are under pressure and our success going forward depends upon the level to which we can recover these significant raw material cost increases through price increases and continued improvements in efficiency.”

Founded in 1947, Preformed Line Products is an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies.

Preformed’s world headquarters are in Cleveland, Ohio, and the Company operates three domestic manufacturing centers located in Rogers, Arkansas, Albemarle, North Carolina, and Asheville, North Carolina. The Company serves its worldwide market through international operations in Australia, Brazil, Canada, China, England, Mexico, New Zealand, South Africa, Spain and Thailand.

Earnings and earnings per share adjusted for non-recurring items for the Japanese joint ventures are non-GAAP financial measures. Management believes that both net income and net income per share as adjusted for exclusion of the Japanese joint ventures assist the investor in understanding the results of operations of Preformed Line Products Company.

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company’s and management’s beliefs and expectations concerning the Company’s future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the strength of the economy and demand for the Company’s products, increases in raw material prices, the Company’s ability to identify, complete and integrate acquisitions for profitable growth, and other factors described under the heading “Forward-Looking Statements” in the Company’s Form 10-K filed with the SEC on March 26, 2004. The Form 10-K and the Company’s other filings with the SEC can be found on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

PREFORMED LINE PRODUCTS COMPANY
STATEMENTS OF CONSOLIDATED INCOME
FOR THE THREE MONTH AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2004 AND 2003
(Unaudited)

	Three month period		Nine month period
Thousands, except per share data	ended September 30,		ended September 30,
	2004	2003	2004	2003
Net sales	$49,065	$39,473	$134,479	$114,654
Cost of products sold	32,652	27,816	90,897	80,101

GROSS PROFIT	16,413	11,657	43,582	34,553
Costs and expenses
Selling	4,921	4,356	13,958	12,686
General and administrative	5,243	4,342	15,032	14,606
Research and engineering	1,389	1,282	4,323	3,943
Other operating (income) expenses — net	(328)	91	(200)	(240)

	11,225	10,071	33,113	30,995
Royalty income — net	856	281	1,603	993

OPERATING INCOME	6,044	1,867	12,072	4,551
Other income (expense)
Equity in net income (loss) of foreign joint ventures	2,335	(59)	2,356	157
Interest income	222	96	465	278
Interest expense	(74)	(94)	(277)	(332)
Other expense	(36)	(40)	(109)	(121)

	2,447	(97)	2,435	(18)

INCOME BEFORE INCOME TAXES	8,491	1,770	14,507	4,533
Income taxes	2,995	2,280	5,276	3,126

NET INCOME (LOSS)	$5,496	$(510)	$9,231	$1,407

Net income (loss) per share — basic	$0.96	$(0.09)	$1.61	$0.24

Net income (loss) per share — diluted	$0.95	$(0.09)	$1.59	$0.24

Cash dividends declared per share	$0.20	$0.20	$0.60	$0.60

Average number of shares outstanding — basic	5,717	5,784	5,738	5,779

Average number of shares outstanding — diluted	5,762	5,784	5,793	5,787

PREFORMED LINE PRODUCTS COMPANY
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2004 AND DECEMBER 31, 2003
(Unaudited)

	September 30,	December 31,
Thousands of dollars, except share data	2004	2003
ASSETS
Cash and cash equivalents	$30,008	$28,209
Accounts receivable, less allowance of $2,394 ($2,463 in 2003)	32,212	24,225
Inventories-net	33,516	31,113
Deferred income taxes	3,149	3,740
Prepaids and other	2,340	1,692

TOTAL CURRENT ASSETS	101,225	88,979
Property and equipment — net	46,286	47,888
Investments in foreign joint venture	—	2,826
Deferred income taxes	214	434
Goodwill — net	2,037	1,929
Patents and other intangibles — net	3,340	3,624
Other	2,371	3,290

TOTAL ASSETS	$155,473	$148,970

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable to banks	$1,066	$1,019
Current portion of long-term debt	1,653	1,884
Trade accounts payable	10,683	7,648
Accrued compensation and amounts withheld from employees	5,307	3,749
Accrued expenses and other liabilities	4,019	4,356
Accrued profit-sharing and pension contributions	3,585	3,850
Dividends payable	1,143	1,163
Income taxes	3,211	1,650

TOTAL CURRENT LIABILITIES	30,667	25,319
Long-term debt, less current portion	2,105	2,515
Deferred income taxes — long-term	222	97
Minimum pension liability	—	309
SHAREHOLDERS’ EQUITY
Common shares — $2 par value, 15,000,000 shares authorized, 5,717,433 and 5,814,269 outstanding, net of 477,404 and 377,404 treasury shares at par, respectively.	11,435	11,629
Paid in capital	509	472
Retained earnings	126,441	123,022
Accumulated other comprehensive loss	(15,906)	(14,393)

TOTAL SHAREHOLDERS’ EQUITY	122,479	120,730

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$155,473	$148,970